UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 31, 2008

BMC Software, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-16393	74-2126120
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2101 CityWest Blvd., Houston, Texas		77042
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	713-918-8800

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On January 31, 2008, the Board of Directors of BMC Software, Inc. (the "Company") approved an amendment to the Executive Employment Agreement of Dan Barnea to provide that:
(i) Mr. Barnea shall serve as the Company's Senior Vice President - Global Sourcing Practices, effective February 1, 2008;
(ii) such change shall not constitute Good Reason under his existing employment agreement;
(iii) termination of the previous extension of the time period to resign voluntarily for Good Reason which was granted in April 2006 for two years; and (iv) if Mr. Barnea shall remain continuously employed by the Company through March 31, 2009 that he shall be paid a cash retention bonus in the amount of $250,000.

The amendment, a copy of which is filed as an exhibit to this Current Report, was executed by the parties on February 1, 2008.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As stated in Item 1.01 above, the Compensation Committee and Board of Directors approved on January 31, 2008 a retention bonus for Dan Barnea in the amount of $250,000 should he remain continuously employed by the Company through March 31, 2009.

Item 9.01 Financial Statements and Exhibits.

10.7(h) Amendment No. 7 to Executive Employment Agreement between BMC Sofware, Inc. and Dan Barnea.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BMC Software, Inc.

February 6, 2008	By:	Christopher C. Chaffin

Name: Christopher C. Chaffin
Title: VP, Deputy General Counsel & Asst. Secretary

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Exhibit Index

Exhibit No.	Description

10.7(g)	Amendment No. 7 to Executive Employment Agreement between BMC Software, Inc. and Dan Barnea